
                                                                    EXHIBIT 4.4

                         PACIFICARE HEALTH SYSTEMS, INC.

                     3% CONVERTIBLE SUBORDINATED DEBENTURES
                                    DUE 2032

                                    INDENTURE

                                   DATED AS OF

                                NOVEMBER 22, 2002

                       STATE STREET BANK AND TRUST COMPANY
                              OF CALIFORNIA, N.A.,

                                     TRUSTEE
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                                TABLE OF CONTENTS

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ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE..........................................................     1

                      Section 1.1         Definitions..........................................................     1
                      Section 1.2         Other Definitions....................................................     8
                      Section 1.3         Incorporation by Reference of Trust Indenture Act....................     8
                      Section 1.4         Rules of construction................................................     9
                      Section 1.5         Acts of Holders......................................................     9

ARTICLE II. THE SECURITIES.....................................................................................    10

                      Section 2.1         Form and Dating......................................................    10
                      Section 2.2         Execution and Authentication.........................................    12
                      Section 2.3         Registrar, Paying Agent and Conversion Agent.........................    12
                      Section 2.4         Paying Agent and Trustee To Hold Money in Trust......................    13
                      Section 2.5         Securityholder Lists.................................................    13
                      Section 2.6         Transfer and Exchange................................................    13
                      Section 2.7         Replacement Securities...............................................    15
                      Section 2.8         Outstanding Securities; Determinations of Holders' Action............    16
                      Section 2.9         Temporary Securities.................................................    17
                      Section 2.10        Cancellation.........................................................    17
                      Section 2.11        Persons Deemed Owners................................................    17
                      Section 2.12        Global Securities....................................................    18
                      Section 2.13        CUSIP Numbers........................................................    22
                      Section 2.14        Ranking..............................................................    22

ARTICLE III. REDEMPTION AND PURCHASES..........................................................................    23

                      Section 3.1         Company's Right To Redeem; Notices to Trustee........................    23
                      Section 3.2         Selection of Securities To Be Redeemed...............................    23
                      Section 3.3         Notice of Redemption.................................................    23
                      Section 3.4         Effect of Notice of Redemption.......................................    24
                      Section 3.5         Deposit of Redemption Price..........................................    24
                      Section 3.6         Securities Redeemed in Part..........................................    24
                      Section 3.7         Purchase of Securities by the Company at Option of the Holder........    25
                      Section 3.8         Purchase of Securities at Option of the Holder upon a
                                          Fundamental Change...................................................    27
                      Section 3.9         Effect of Purchase Notice or Fundamental Change Purchase Notice......    29
                      Section 3.10        Deposit of Purchase Price or Fundamental Change Purchase Price.......    30
                      Section 3.11        Securities Purchased in Part.........................................    30
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                                      i
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                      Section 3.12        Covenant To Comply with Securities Laws upon Purchase of
                                          Securities...........................................................    30
                      Section 3.13        Repayment to the Company.............................................    31

ARTICLE IV. COVENANTS .........................................................................................    31

                      Section 4.1         Payment of Securities................................................    31
                      Section 4.2         SEC and Other Reports................................................    31
                      Section 4.3         Compliance Certificate...............................................    32
                      Section 4.4         Further Instruments and Acts.........................................    32
                      Section 4.5         Maintenance of Office or Agency......................................    32
                      Section 4.6         Delivery of Certain Information......................................    32
                      Section 4.7         Notice of Liquidated Damages Amount..................................    33

ARTICLE V. CONSOLIDATION, MERGER OR SALE.......................................................................    33

                      Section 5.1         Consolidation, Merger or Sale........................................    33
                      Section 5.2         Securities and Indenture To Be Assumed by Successor on
                                          Consolidation, Merger or Sale........................................    33

ARTICLE VI. DEFAULTS AND REMEDIES..............................................................................    34

                      Section 6.1         Events of Default....................................................    34
                      Section 6.2         Acceleration.........................................................    35
                      Section 6.3         Other Remedies.......................................................    36
                      Section 6.4         Waiver of Past Defaults..............................................    36
                      Section 6.5         Control by Majority..................................................    36
                      Section 6.6         Limitation on Suits..................................................    36
                      Section 6.7         Rights of Holders To Receive Payment.................................    37
                      Section 6.8         Collection Suit by Trustee...........................................    37
                      Section 6.9         Trustee May File Proofs of Claim.....................................    37
                      Section 6.10        Priorities...........................................................    38
                      Section 6.11        Undertaking for Costs................................................    38
                      Section 6.12        Waiver of Stay, Extension or Usury Laws..............................    38

ARTICLE VII. TRUSTEE ..........................................................................................    39

                      Section 7.1         Duties of Trustee....................................................    39
                      Section 7.2         Rights of Trustee....................................................    40
                      Section 7.3         Individual Rights of Trustee.........................................    41
                      Section 7.4         Trustee's Disclaimer.................................................    41
                      Section 7.5         Notice of Defaults...................................................    41
                      Section 7.6         Reports by Trustee to Holders........................................    42
                      Section 7.7         Compensation and Indemnity...........................................    42
                      Section 7.8         Replacement of Trustee...............................................    43
                      Section 7.9         Successor Trustee by Merger..........................................    43
                      Section 7.10        Eligibility; Disqualification........................................    44
                      Section 7.11        Preferential Collection of Claims Against Company....................    44

                                      ii
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ARTICLE VIII. SATISFACTION AND DISCHARGE OF INDENTURE;  DEPOSITED MONEYS AND GOVERNMENT OBLIGATIONS............    44

                      Section 8.1         Satisfaction and Discharge of Indenture..............................    44
                      Section 8.2         Application of Trust Moneys..........................................    45
                      Section 8.3         Repayment to Company.................................................    45
                      Section 8.4         Reinstatement........................................................    46

ARTICLE IX. AMENDMENTS.........................................................................................    46

                      Section 9.1         Without Consent of Holders...........................................    46
                      Section 9.2         With Consent of Holders..............................................    47
                      Section 9.3         Compliance with Trust Indenture Act..................................    48
                      Section 9.4         Revocation and Effect of Consents, Waivers and Actions...............    48
                      Section 9.5         Notation on or Exchange of Securities................................    48
                      Section 9.6         Trustee To Sign Supplemental Indentures..............................    48
                      Section 9.7         Effect of Supplemental Indentures....................................    48

ARTICLE X. CONVERSIONS.........................................................................................    49

                      Section 10.1        Conversion Privilege.................................................    49
                      Section 10.2        Conversion Procedure.................................................    50
                      Section 10.3        Fractional Shares....................................................    51
                      Section 10.4        Taxes on Conversion..................................................    51
                      Section 10.5        Company To Provide Stock.............................................    51
                      Section 10.6        Adjustment for Change in Capital Stock...............................    52
                      Section 10.7        Adjustment for Rights Issue..........................................    52
                      Section 10.8        Adjustment for Certain Distributions.................................    53
                      Section 10.9        Adjustment for Certain Quarterly Dividends...........................    55
                      Section 10.10       Adjustment for Tender Offers.........................................    56
                      Section 10.11       When Adjustment May Be Deferred......................................    57
                      Section 10.12       When No Adjustment Required..........................................    57
                      Section 10.13       Notice of Adjustment.................................................    58
                      Section 10.14       Voluntary Increase...................................................    58
                      Section 10.15       Notice of Certain Transactions.......................................    58
                      Section 10.16       Reorganization of Company; Special Distributions.....................    59
                      Section 10.17       Company Determination Final..........................................    59
                      Section 10.18       Trustee's Adjustment Disclaimer......................................    59
                      Section 10.19       Simultaneous Adjustments.............................................    60
                      Section 10.20       Successive Adjustments...............................................    60
                      Section 10.21       Restriction on Common Stock Issuable upon Conversion.................    60

ARTICLE XI. SUBORDINATION......................................................................................    61

                      Section 11.1        Securities Subordinate to Senior Debt................................    61

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                                      iii
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                      Section 11.2        No Payments in Certain Circumstances; Payment Over of Proceeds
                                          Upon Dissolution, Etc................................................    61
                      Section 11.3        Trustee to Effectuate Subordination..................................    63
                      Section 11.4        No Waiver of Subordination Provisions................................    63
                      Section 11.5        Notice to Trustee....................................................    64
                      Section 11.6        Reliance on Judicial Order of Certificate of Liquidating Agent.......    64
                      Section 11.7        Trustee Not Fiduciary for Holders of Senior Debt.....................    64
                      Section 11.8        Reliance by Holders of Senior Debt on Subordination Provisions.......    65
                      Section 11.9        Rights of Trustee as Holder of Senior Debt; Preservation of
                                          Trustee's Rights.....................................................    65

                      Section 11.10       Article Applicable to Paying Agents..................................    65
                      Section 11.11       Certain Conversions and Repurchases Deemed Payment...................    65

ARTICLE XII. MISCELLANEOUS.....................................................................................    66

                      Section 12.1        Trust Indenture Act Controls.........................................    66
                      Section 12.2        Notices..............................................................    66
                      Section 12.3        Communication by Holders with Other Holders..........................    67
                      Section 12.4        Certificate and Opinion as to Conditions Precedent...................    67
                      Section 12.5        Statements Required in Certificate or Opinion........................    67
                      Section 12.6        Separability Clause..................................................    68
                      Section 12.7        Rules by Trustee, Paying Agent, Conversion Agent and Registrar.......    68
                      Section 12.8        Legal Holidays.......................................................    68
                      Section 12.9        GOVERNING LAW........................................................    68
                      Section 12.10       No Recourse Against Others...........................................    68
                      Section 12.11       Successors...........................................................    68
                      Section 12.12       Multiple Originals...................................................    68

Exhibits

Exhibit    A-1        - Form of Global Security
Exhibit    A-2        - Form of Certificated Security
Exhibit    B          - Transfer Certificate
Exhibit    C          - Form of Restricted Common Stock Legend
Exhibit    D          - Form of Transfer Certificate for Transfer of Restricted
                           Common Stock

         INDENTURE dated as of November 22, 2002 between PacifiCare Health Systems, Inc., a corporation incorporated and existing under the laws of the State of Delaware (the "Company") and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 3% Convertible Subordinated Debentures due 2032:

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.1 Definitions.

         "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

         "Business Day" means any day other than a Saturday, a Sunday or a day that in the City of New York, is a day on which banking institutions are authorized or required by law, regulation or executive order to close.

         "Capital Stock" for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

         "Capitalized Lease" means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such person.

         "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

         "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

         "Common Stock" shall mean the shares of common stock, par value $0.01 per share, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such common stock shall be reclassified or changed.

         "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any Officer and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 633 W. Fifth Street, 12th Floor, Los Angeles, California 90071, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

         "Debt" of any person means, with respect to any person at any date of determination (without duplication):

         (a)      all indebtedness of such person for borrowed money;

         (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

         (c) all obligations of such person in respect of bankers' acceptances, letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit and letters of credit in respect of workers' compensation, self insurance or banker's acceptance) securing obligations (other than obligations described in (a) or (b) above or (e), (f) or (g) below) or accrued expense;

         (d) all obligations of such person to pay the deferred and unpaid purchase price of any property or services, except trade payables;

         (e)      all Capitalized Lease Obligations;

         (f) all Debt of other persons secured by a Lien on any asset of such person, whether or not such Debt is assumed by such person; provided that the amount of such Debt shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Debt;

         (g) all Debt of other persons Guaranteed by such person to the extent such Debt is Guaranteed by such person; and

         (h) all obligations of such person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements,
(ii) foreign exchange contracts and currency swap agreements and (iii) other agreements or arrangements entered into in the ordinary course of business designed to protect such person against fluctuations in interest rates or currency exchange rates; provided, however, that Debt shall not include current accounts payable arising in the ordinary course of business; and

         The amount of any Debt outstanding as of any date shall be (i) the accreted value thereof, in the case of any Debt issued with original issue discount and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Debt.

         "Default" means any event, which is, or after notice or passage of time or both would be, an Event of Default.

         "Depositary" means, with respect to any Global Security, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Security (or any successor securities clearing agency so registered), which shall initially be DTC.

         "Designated Senior Debt" means (i) any indebtedness outstanding under
(a) the Senior Credit Facility, (b) the 10 3/4% Senior Notes and (c) the FHP Senior Notes and (ii) the Company's obligations under any particular Senior Debt in which the instrument creating or evidencing the same, or the assumption or guarantee thereof, or related agreements or documents to which the Company is a party, expressly provides that such indebtedness shall be "Designated Senior Debt" for purposes of this Indenture (provided that no Senior Debt except the Senior Credit Facility may exercise the rights of Designated Senior Debt in respect of a Payment Blockage Notice pursuant to Section 11.2 in the event of a non-payment default on Designated Senior Debt without the Company's prior written consent delivered to the Trustee unless such right is provided for in the applicable governing instrument or related agreements or documents). If any payment in respect of Designated Senior Debt is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Debt of the Company arising as a result thereof shall constitute Designated Senior Debt of the Company effective as of the date of such recission or return.

         "DTC" means the Depositary Trust Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FHP Senior Notes" means the 7% Senior Notes due 2003 issued by FHP International Corporation (and subsequently renamed PacifiCare Health Plan Administrators, Inc.) in an aggregate principal amount of $100 million pursuant to an Indenture, dated as of September 22, 1993, between FHP International Corporation and The Chase Manhattan Bank, N.A., as amended or supplemented from time to time, and maturing on September 15, 2003

         "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Debt of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

         "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and that are issued to a Depositary.

         "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

         "Initial Purchasers" means Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co.

         "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

         "Lien" means any pledge, mortgage, lien, security interest, hypothecation, assignment for security interest or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest or any Capitalized Lease.

         "Liquidated Damages Amount" has the meaning specified in the Registration Rights Agreement dated as of November 22, 2002, by and among the Company and the Initial Purchasers.

         "Nasdaq" means The Nasdaq National Market.

         "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, the Secretary and any Assistant Treasurer or Assistant Secretary of the Company.

         "Officers' Certificate" means a written certificate containing the information specified in Sections 12.4 and 12.5, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.3 shall be signed by an authorized financial or accounting officer of the Company but need not contain the information specified in Sections 12.4 and 12.5.

         "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.4 and 12.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

         "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

         "Redemption Date" or "redemption date" shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

         "Redemption Price" or "redemption price" shall have the meaning set forth in Section 3.1.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust administration division of the Trustee having direct responsibility for the administration of this Indenture, including, without limitation, any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Common Stock Legend" means the legend labeled as such and that is set forth in Exhibit C hereto.

         "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibits A-1 and A-2 of this Indenture.

         "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

         "Sale Price" of the shares of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded, or if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations or listing, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means any of the Company's 3% Convertible Subordinated Debentures due 2032, as amended or supplemented from time to time, issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Credit Facility" means the Amended and Restated Credit Agreement, dated as of August 20, 2001, among the Company, the subsidiary guarantors set forth therein, the banks, financial institutions and other institutional lenders listed on the signature pages thereto as the Initial Lenders, Banc of America Securities LLC and J.P. Morgan Securities Inc. as co-lead arrangers, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. as joint book-running managers, and Bank of America, N.A. as collateral agent and administrative agent, as such agreement is amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refinancing, replacement or substitution thereof or therefore, or of or for any previous refinancing, replacement or substitution.

         "Senior Debt" means:

         (1) all Debt of the Company or any Guarantor outstanding under the Senior Credit Facility and all hedging obligations with respect thereto;

         (2) any other Debt of the Company, unless the instrument under which such Debt is created, incurred, assumed or guaranteed expressly provides that it is subordinated to any Senior Debt or on a parity with or subordinated in right of payment to the debentures; and

         (3) all obligations with respect to the items listed in the preceding clauses (1) and (2).

         Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

         (1) any liability for federal, state, local or other taxes owed or owing;

         (2) any intercompany Debt of the Company or any of its Subsidiaries;

         (3)      any trade payables; and

         (4) Debt which, when incurred and without respect to any election under section 1111(b) of Title 11, United States Code, is without recourse to the Company or any of its Subsidiaries.

         "Shelf Registration Statement" shall have the meaning set forth in the Registration Rights Agreement dated as of November 22, 2002, by and among the Company and the Initial Purchasers.

         "Stated Maturity," when used with respect to any Security, means October 15, 2032.

         "Significant Subsidiary" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, would be a "Significant Subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Subsidiary" means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own at the time (i) more than fifty per cent (50%) of the outstanding capital stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power in the election of members of the board of directors, managers or trustees of said corporation, and (ii) securities having at such time voting power to elect at least a majority of the members of the board of directors, managers or trustees of said corporation.

         "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

         "trading day" means any day on which the securities exchange or quotation system that is used to determine the Sale Price or the Trading Price, as applicable, is open for trading or quotation or, if the Common Stock (in the case of the Sale Price) is or the Securities (in the case of the Trading Price) are not so listed or quoted, any Business Day.

         "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per debenture obtained by the conversion agent for $10,000,000 principal amount of the debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if at least three such bids cannot reasonably be obtained by the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Conversion Agent, such one bid shall be used. For purposes of the conversion right specified in Section 8(c) of the Securities, if the Conversion Agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Securities from a nationally recognized securities dealer or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the debentures, then the trading price of the debentures will be deemed to be less than 95% of the product of the "Sale Price" of the Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 principal amount of the Securities.

         "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

         "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "10 3/4% Senior Notes" means the 10 3/4% Senior Notes due 2009 issued by the Company in an aggregate principal amount of $500 million pursuant to an Indenture, dated as of May 21, 2002, among the Company, the Subsidiary Guarantors named therein and State Street Bank and Trust Company of California, N.A., as amended or supplemented from time to time, and maturing on June 1, 2009.

         Section 1.2 Other Definitions.

Term:                                                                                       Defined in Section:
"Act".................................................................................      1.5
"Agent Members".......................................................................      2.12(e)
"Average Sale Price"..................................................................      10.1
"Company Notice"......................................................................      3.7(b)
"Conversion Agent"....................................................................      2.3
"Conversion Date".....................................................................      10.2
"Conversion Price"....................................................................      10.1
"Conversion Rate".....................................................................      10.1
"Event of Default"....................................................................      6.1
"Ex-Dividend Time"....................................................................      10.1
"Expiration Time".....................................................................      10.10
"fair market value"...................................................................      10.1
"Fundamental Change"..................................................................      3.8(a)
"Fundamental Change Purchase Date"....................................................      3.8(a)
"Fundamental Change Purchase Notice"..................................................      3.8(b)
"Fundamental Change Purchase Price"...................................................      3.8(a)
"Interest Payment Date"...............................................................      Exhibit A-1
"junior securities"...................................................................      11.11
"Legal Holiday".......................................................................      12.8
"Legend"..............................................................................      2.6(f)
"Notice of Default"...................................................................      6.1
"Paying Agent"........................................................................      2.3
"Payment Blockage Notice".............................................................      11.2
"payment default".....................................................................      11.2
"Purchase Date".......................................................................      3.7(a)
"Purchase Notice".....................................................................      3.7(a)
"Purchase Price"......................................................................      3.7(a)
"Purchased Shares"....................................................................      10.10
"QIB".................................................................................      2.1(a)
"Registrar"...........................................................................      2.3
"Regular Record Date".................................................................      Exhibit A-1
"Rule 144A"...........................................................................      2.1(a)
"Rule 144A Information"...............................................................      4.6
"Spin-off"............................................................................      10.8
"Time of Determination"...............................................................      10.1
"transfer"............................................................................      2.12(d)
"U.S. Government Obligations".........................................................      8.1

         Section 1.3 Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The Indenture shall also include those provisions of the TIA required to be included herein by the provisions of the Trust Indenture Reform Act of 1990. The following TIA terms used in this Indenture have the following meanings:

                           "Commission" means the SEC.

                           "indenture securities" means the Securities.

                           "indenture securityholder" means a Securityholder.

                           "indenture to be qualified" means this Indenture.

                           "indenture trustee" or "institutional trustee" means
the Trustee.

                           "obligor" on the indenture securities means the
Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         Section 1.4 Rules of Construction. Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it;

                           (2)      an accounting term not otherwise defined has
the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

                           (3)      "or" is not exclusive;

                           (4)      "including" means including, without
limitation; and

                           (5)      words in the singular include the plural,
and words in the plural include the
singular.

         Section 1.5 Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial number of any security and the ownership of Securities shall be proved by the register for the Securities.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) The Company may, in the circumstances permitted by the TIA, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.6) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

                                  ARTICLE II.

                                 THE SECURITIES

         Section 2.1 Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A-1 and A-2, which are a part of this Indenture. To the extent any provisions of the Securities and this Indenture are in conflict, the provisions of this Indenture shall control. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

         (a) 144A Global Securities. The Securities are being offered and sold to "qualified institutional buyers" as defined in Rule 144A ("QIBs") in reliance on Rule 144A under the Securities Act ("Rule 144A"), and shall be issued in the form of one or more permanent Global Securities substantially in the form of Exhibit A-1. Such Global Securities shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee at its Corporate Trust Office, as custodian for the Depositary, registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

         (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

         Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

         (c) Book-Entry Provisions. This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

         The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

                  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

         (d) Certificated Securities. In the event that the Securities are issued as Certificated Securities, including pursuant to Section 2.12(a)(ii), such Securities will be issued substantially in the form of Exhibit A-2 attached hereto.

         Section 2.2 Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $150,000,000 upon one or more Company Orders without any further action by the Company. The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7.

         The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

         Section 2.3 Registrar, Paying Agent and Conversion Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional Paying Agents and one or more additional conversion agents. The term Paying Agent includes any additional Paying Agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (that is not also the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

         The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

         Section 2.4 Paying Agent and Trustee To Hold Money in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

         The Trustee and the Paying Agent shall return to the Company any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         Section 2.5 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee at least semiannually on January 15 and July 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         Section 2.6 Transfer and Exchange.

         (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to
Section 2.3, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.

         The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b); provided, however, that beneficial interests in a Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the Global Security in accordance with the transfer restrictions set forth under the heading "Transfer Restrictions" in the offering memorandum relating to the Securities dated November 18, 2002 and, if applicable, in the Legend.

         Except for transfers or exchanges made in accordance with Section 2.12, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

         In the event that a Global Security is exchanged for Securities in definitive form pursuant to Section 2.12 prior to the effectiveness of a Shelf Registration Statement with respect to such Securities, such exchange may occur, and such Securities may be further exchanged or transferred, only upon receipt by the Registrar of (1) such Global Security or such Securities in definitive form, duly endorsed as provided herein, as applicable, (2) instructions from the holder directing the Trustee to authenticate and deliver one or more Securities in definitive form of the same aggregate principal amount as the Global Security or the Securities in definitive form (or portion thereof), as applicable, to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Securities in definitive form to be so issued and appropriate delivery instructions, and (3) such certifications or other information and, in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (including the certification requirements intended to ensure that such transfers comply with Rule 144A under the Securities Act), and upon compliance with such other procedures as may from time to time be adopted by the Company and the Registrar.

         (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

         (d) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

         (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

         (f) Except for transfers in connection with a Shelf Registration Statement, if Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibits A-1 and A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence (which may include a legal opinion), as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon
(i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

         (g) Anything to the contrary herein notwithstanding, the Company and the Trustee may impose such transfer, certification, exchange or other requirements, and require such restrictive legends on certificates evidencing the Securities, as (i) they may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws, (ii) to ensure that the Shelf Registration Statement or amendment thereto covering the Securities or shares of Common Stock to be issued upon conversion of the Securities is declared effective by the Commission or
(iii) as the Depositary may require.

         Section 2.7 Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a protected purchaser as defined in the New York Uniform Commercial Code, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

         Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 2.8 Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

         If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

         If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Fundamental Change Purchase Date, or on Stated Maturity, money sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest, if any, on such Securities shall cease to accrue; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

         If a Security is converted in accordance with Article X, then from and after the Conversion Date, such Security shall cease to be outstanding and interest, if any, shall cease to accrue on such Security.

         Section 2.9 Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 2.10 Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

         Section 2.11 Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered in the records of the Registrar as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 2.12 Global Securities. (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6(b) and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6 and
Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.6 and Sections 2.12(a)(iii) and (iv) below.

                           (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or one or more nominees or any successor thereof, and no such transfer to any such other person may be registered; provided, however, that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

                           (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon the circumstances contemplated in Section 2.12(e)(1) below and additionally, upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

                                    (A)     so long as the Securities are
                                    Restricted Securities, certification in the form set forth in Exhibit B,

                                    (B)     written instructions to the Trustee
                                    to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease, and

                                    (C)     if the Company so requests, an
                                    opinion of counsel or other evidence
                                    reasonably satisfactory to it as to the
                                    compliance with the restrictions set forth in the Legend,
the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

                  (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

                           (y)     to register the transfer of such
                  Certificated Securities; or

                           (z) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2) so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
         (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

         (A) if such Certificated Securities are being transferred to the Company, a certification to that effect; or

         (B) if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

         (C) if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and
                  (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

                  (iv)     Restrictions on Transfer of a Certificated
         Security for a Beneficial Interest in a Global Security. A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

                  Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  (I) so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred in accordance with Rule 144A or Rule 144; and

                  (II) written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Security in the appropriate principal amount.

         (b) Subject to Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

         (c) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the resale of the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

         (d) As used in the Section 2.12(b) and (c), the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

         (e) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

         (1) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees or any successor thereof; provided, however, that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (ii) an Event of Default has occurred and is continuing with respect to the Securities or (iii) the Company in its sole discretion elects not to have the Securities represented by a Global Security and to cause the issuance of Certificated Securities. Any Global Security exchanged pursuant to clause (i) or (iii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided, however, that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security and shall be deemed a Certificated Security.

         (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

         (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

         (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

         (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

         Section 2.13 CUSIP Numbers. The Company may issue the Securities with one or more "CUSIP," "ISIN" and "CINS" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP," "ISIN" and "CINS" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP," "ISIN" and "CINS" numbers.

         Section 2.14 Ranking. The Debt of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a subordinated unsecured obligation of the Company, ranking equally with other existing and future subordinated unsecured Debt of the Company.

         Section 2.15 Opinion of Counsel. Any provision in this Indenture that permits the Company to require an opinion of counsel in respect of any securities transfer, such counsel shall have substantial experience in practice under the Securities Act and otherwise be reasonably acceptable to the Company.

                                  ARTICLE III.

                            REDEMPTION AND PURCHASES

         Section 3.1 Company's Right To Redeem; Notices to Trustee. Beginning on October 18, 2007, the Company, at its option, may redeem, in accordance with the provisions of Paragraph 5 of the Securities, the Securities, in whole or in part, for cash at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (the "Redemption Price"). If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price. The Company shall give the notice to the Trustee provided for in Section 3.3 by a Company Order, at least 40 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). The Company may not redeem the Securities if it has failed to pay any interest on the Securities, and such failure to pay interest is continuing.

         Section 3.2 Selection of Securities To Be Redeemed. If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 35 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000. Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000, if less than all of the Securities are being redeemed. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities, which have been converted during a selection of Securities to be redeemed, may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed. The notice shall identify the Securities to be redeemed and shall state:

         (1)      the Redemption Date;

         (2)      the Redemption Price;

         (3)      the Conversion Rate;

         (4)      the name and address of the Paying Agent and Conversion Agent;

         (5) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due on the Redemption Date, in which case the conversion right shall terminate at the close of business on the date such default is cured and such payment is made;

         (6) that Holders who want to convert their Securities must satisfy the requirements set forth in Paragraph 8 of the Securities;

         (7) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

         (8) that, unless the Company defaults in making payment of such Redemption Price, interest, if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

         (9) the CUSIP, ISIN and CINS number(s) (as applicable) of the Securities.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this
Section 3.3 unless a shorter period is agreed upon by the Trustee.

         Section 3.4 Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

         Section 3.5 Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

         Section 3.6 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

         Section 3.7 Purchase of Securities by the Company at Option of the Holder.

         (a) General. Securities shall be purchased by the Company for cash pursuant to Paragraph 7(a) of the Securities at the option of the Holder on October 15, 2007, October 15, 2012, October 15, 2017, October 15, 2022 and October 15, 2027 (each, a "Purchase Date"), at 100.0% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, such Purchase Date (the "Purchase Price"). Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

         (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until 11:00 a.m. (New York City time) on such Purchase Date stating:

                  (A) the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

                  (B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof, if less than all of the Securities are being delivered, and

                  (C) that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Paragraph 7 of the Securities and in this Indenture; and

         (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.7 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 3.7, a portion of a Security, only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the cash to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

         (b) Notice of Purchase Option. In connection with any purchase of Securities pursuant to Paragraph 7(a) of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 3.7(b) (the "Company Notice"). The Company Notice shall be sent by first-class mail to the Trustee and each Holder not less than 20 Business Days prior to any Purchase Date.

         Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

         (1)      the Purchase Price and the Conversion Rate;

         (2)      the name and address of the Paying Agent and the Conversion
Agent;

         (3) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with
Article X hereof and Paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

         (4) that Securities must be surrendered to the Paying Agent to collect payment;

         (5) that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in clause (4) above;

         (6) the procedures the Holder must follow to exercise its rights under this Section 3.7 and a brief description of those rights;

         (7)      briefly, the conversion rights of the Securities;

         (8)      the procedures for withdrawing a Purchase Notice;

         (9) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest, if any, on such Securities will cease to accrue on and after the Purchase Date; and

         (10) the CUSIP, ISIN and CINS number(s) (as applicable) of the Securities.

         At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

         (c) Procedure upon Purchase. The Company shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this
Section 3.7.

         Section 3.8 Purchase of Securities at Option of the Holder upon a Fundamental Change.

         (a) If a Fundamental Change occurs, the Securities not previously purchased by the Company shall, be purchased by the Company pursuant to Paragraph 7(b) of the Securities, at the option of the Holder thereof, for cash at a purchase price equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the "Fundamental Change Purchase Price"), as of the date that is 30 days after the date of the notice of Fundamental Change delivered by the Company (or, if such 30th day is not a Business Day, the next succeeding Business Day) (the "Fundamental Change Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

         A "Fundamental Change" is any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Company's Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that:

                  (i) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange; or

                  (ii) is approved, or immediately after the transaction or event will be approved, for quotation on Nasdaq or any similar United States system of automated dissemination of quotations of securities prices.

         (b) No later than 10 days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first-class mail to the Trustee and to each Holder. The notice shall include a form of written notice of purchase (the "Fundamental Change Purchase Notice") to be completed by the Holder and shall state:

                  (1) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

                  (2) the date by which the Fundamental Change Purchase Notice pursuant to this Section 3.8 must be given;

                  (3)      the Fundamental Change Purchase Date;

                  (4)      the Fundamental Change Purchase Price;

                  (5) the name and address of the Paying Agent and the Conversion Agent;

                  (6)      the Conversion Rate and any adjustments thereto;

                  (7) that the Securities as to which a Fundamental Change Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article X hereof only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (8) that the Securities must be surrendered to the Paying Agent to collect payment;

                  (9) that the Fundamental Change Purchase Price for any Security as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Security as described in clause (8) above;

                  (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.8;

                  (11) the procedures for withdrawing a Fundamental Change Purchase Notice;

                  (12) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest, if any, on Securities surrendered for purchase by the Company will cease to accrue on and after the Fundamental Change Purchase Date; and

                  (13) the CUSIP, ISIN and CINS number(s) (as applicable) of the Securities.

         At the Company's request, the Trustee shall give the notice of the Fundamental Change in the Company's name and at the Company's expense, provided that the Company makes such request at least five Business Days prior to the date by which such notice of the Fundamental Change must be given to Holders in accordance with this Section 3.8 unless a shorter period is agreed upon by the Trustee.

         (c) A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a Fundamental Change Purchase Notice to the Paying Agent at any time on or prior to the 30th day after the date the Company delivers its written Fundamental Change notice, stating:

                  (1) the certificate number of the Security which the Holder will deliver to be purchased;

                  (2) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion, if not the entire amount of the Security, must be $1,000 or an integral multiple thereof; and

                  (3) that such Security shall be purchased pursuant to the terms and conditions specified in Paragraph 7(b) of the Securities.

         The delivery of such Security to the Paying Agent with the Fundamental Change Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Purchase Notice.

         (d) The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security only if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the cash to be received by the Holder on the Fundamental Change Purchase Date.

         (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice.

         (f) Notwithstanding the foregoing provisions of this Section 3.8, the Company shall not be required to offer to purchase Securities following a Fundamental Change if a third party makes the offer contemplated by this Section
3.8 in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 3.8 and purchases on the Fundamental Change Purchase Date all Securities in respect of which a valid Fundamental Change Purchase Notice was delivered and not withdrawn.

         Section 3.9 Effect of Purchase Notice or Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or the Fundamental Change Purchase Notice specified in Section 3.7(a) or Section 3.8(b), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price or the Fundamental Change Purchase Price, as the case may be, in cash, with respect to such Security. Such Purchase Price or Fundamental Change Purchase Price shall be paid to such Holder, subject to receipts of funds by the Paying Agent, as soon as practicable following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.7(a) or Section 3.8(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(a) or
Section 3.8(c), as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article X hereof on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice unless such Purchase Notice or Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

         A Purchase Notice or Fundamental Change Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Purchase Date or Fundamental Change Purchase Date specifying:

                  (1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted or the appropriate Depositary procedures if Certificated Securities have not been issued,

                  (2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

                  (3) the principal amount, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

         Section 3.10 Deposit of Purchase Price or Fundamental Change Purchase Price. Prior to 11:00 a.m. (local time in the City of New York) on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Fundamental Change Purchase Date, as the case may be.

         Section 3.11 Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

         Section 3.12 Covenant To Comply with Securities Laws upon Purchase of Securities. When complying with the provisions of Section 3.7 or 3.8 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file any required Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.7 and 3.8 to be exercised in the time and in the manner specified in Sections 3.7 and 3.8. In the event of any conflict between the time limitations specified in this Section 3 and the applicable U.S. Securities laws, the time limitations in the U.S. Securities laws shall govern.

         Section 3.13 Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Paragraph 13 of the Securities, together with interest, if any, thereon
(subject to the provisions of Section 7.1(f)), held by them for the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate
Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon (subject to the provisions of Section 7.1(f)).

         Section 3.14 Cash Payment Upon Principal Value Conversion. The Company shall have the right to pay, in whole or in part, the conversion value in cash as and to the extent permitted by Section 8(c) of the Securities in accordance with the procedures specified therein.

                                   ARTICLE IV.

                                    COVENANTS

         Section 4.1 Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m. New York City time by the Company. Principal amount, Redemption Price, Purchase Price, Fundamental Change Purchase Price and interest, if any, shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due.

         Section 4.2 SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

         Section 4.3 Compliance Certificate. (a) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2003) an Officers' Certificate of which at least one of the Officers executing such certificate is either the Chief Executive Officer or Chief Financial Officer, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         Section 4.4 Further Instruments and Acts. The Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

         Section 4.5 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of State Street Bank and Trust Company, N.A., 61 Broadway, New York, New York 10006 (Attention: Corporate Trust Department), shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

         Section 4.6 Taxes. The Company shall, and shall cause each of its subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings.

         Section 4.7 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act or upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion of a Security, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

         Section 4.8 Notice of Liquidated Damages Amount. If any Liquidated Damages Amount is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated Damages Amount that is payable and (ii) the date on which such Liquidated Damages Amount is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages Amount is payable. If the Company has paid any Liquidated Damages Amount directly to the person(s) entitled to such amount, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

                                   ARTICLE V.

                          CONSOLIDATION, MERGER OR SALE

         Section 5.1 Consolidation, Merger or Sale. The Company covenants and agrees that it will not consolidate or merge with or into any other person, or convey, transfer or lease its property and assets substantially as an entirety to any other person, unless (a) the Company is the surviving person, or the resulting, surviving or transferee person, if other than the Company, is organized and existing under the laws of the United States, any state thereof or the District of Columbia, or any other country, (b) the successor person assumes all of the Company's obligations under the Securities and this Indenture, and (c) immediately after giving effect to the transaction no Default shall have occurred and be continuing.

         Section 5.2 Securities and Indenture To Be Assumed by Successor on Consolidation, Merger or Sale. Subject to the provisions of Section 5.1, nothing in this Indenture shall prevent any consolidation or merger of the Company with or into any other person, or any conveyance, transfer or lease of the property and assets of the Company to any other person lawfully entitled to acquire the same; provided, however, and the Company covenants and agrees, that any such consolidation, merger, conveyance, transfer or lease shall be upon the condition that the due and punctual payment of the principal, premium, if any, and interest of all the Securities according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of the Indenture to be kept or performed by the Company shall, by an indenture supplemental hereto, executed and delivered to the Trustee, be assumed by the person formed by or resulting from any such consolidation or merger (provided that no such supplemental indenture shall be required if the Company is the surviving person upon the consolidation or merger), or which shall have received the transfer of all or substantially all of the property and assets of the Company, just as fully and effectually as if such successor person had been the original party of the first part hereto. Every such successor person upon executing an indenture supplemental hereto, as provided in this Section 5.2, in form satisfactory to the Trustee, shall succeed to and be substituted for the Company with the same effect as if it had been named herein as party of the first part hereto; and any order, certificate, statement, request, instructions, advice or resolutions of the Board of Directors or officers of the Company provided for in this Indenture may be made by like officials of such successor person.

         In case of any such consolidation, merger, conveyance, transfer or lease such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

         In the event of any such conveyance or transfer (other than a transfer by way of lease), the Company or any successor person which shall theretofore have become such in the manner described in this Article V shall be discharged from all obligations and covenants under this Indenture and the Securities.

         Subject to the provisions of Section 7.1, the Trustee may receive an Opinion of Counsel as conclusive evidence that any such indenture supplemental hereto complies with the foregoing conditions and provisions of this Section 5.2.

         This Section 5.2 shall be applicable to successive consolidations or mergers to which the Company (including any successor) is a party and to successive sales or transfers by the Company (including any successor).

                                  ARTICLE VI.

                              DEFAULTS AND REMEDIES

         Section 6.1 Events of Default. An "Event of Default" occurs if:

         (1) the Company defaults in the payment of the principal amount or premium, if any, on any Security when the same becomes due and payable upon redemption or otherwise, whether or not the payment is prohibited by the provisions of Article XI hereof; or

         (2) the Company defaults in the payment of any accrued and unpaid interest or Liquidated Damages Amounts, if any, when due and payable, and continuance of such default for a period of 30 days, whether or not the payment is prohibited by the provisions of Article XI hereof; or

         (3) the Company fails to comply in any material respect with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (1) or (2) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default; or

         (4)      the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition by one or more persons other than the Company or any Significant Subsidiary seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or any Significant Subsidiary or for all or substantially all of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

         (5) the commencement by the Company or any Significant Subsidiary of a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of all or substantially all of their respective property, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of their respective inability to pay their respective debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

         A Default under clause (3) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

         The Company shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any Event of Default under clause (4) or (5) above or any Default, its status and what action the Company is taking or proposes to take with respect thereto.

         Section 6.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.1(4) or (5)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount, premium, if any, plus accrued and unpaid interest and Liquidated Damages Amount, if any, on all the outstanding Securities to be immediately due and payable.

         Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.1(4) or (5) occurs and is continuing, the principal amount, premium, if any, plus accrued and unpaid interest and Liquidated Damages Amount, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount plus accrued and unpaid interest, if any, that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         Section 6.3 Other Remedies. If an Event of Default occurs and is continuing,the Trustee may pursue any available remedy to collect the payment of the principal amount, premium, if any, plus accrued and unpaid interest and Liquidated Damages Amount, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.1(1) or (2), or (b) a Default in respect of a provision that under
Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This
Section 6.4 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.5 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time,method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However,the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)(1)(A) of the TIA and such Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.6 Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture, except in the case of a default in the payment of principal amount, premium, if any, plus accrued and unpaid interest and Liquidated Damages Amount, if any, or the Securities unless:

         (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

         (2) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy and offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

         (3) the Trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the debentures; and

         (4) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity.

         A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

         Section 6.7 Rights of Holders To Receive Payment.Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities, premium, if any, plus accrued and unpaid interest and the Liquidated Damages Amount, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         Section 6.8 Collection Suit by Trustee. If an Event of Default described in Section 6.1(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

         Section 6.9 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities plus accrued and unpaid interest in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of the principal amount of the Securities plus accrued and unpaid interest and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                 FIRST: to the Trustee for amounts due under Section 7.7;

                 SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities, premium, if any, plus accrued and unpaid interest and Liquidated Damages Amount, if any, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

                  THIRD: the balance, if any, to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

         Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         Section 6.12 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities plus accrued and unpaid interest or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII.

                                     TRUSTEE

         Section 7.1 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of
                           Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

         (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

         (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

         Section 7.2 Rights of Trustee. Subject to its duties and responsibilities under the TIA,

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

         (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

         (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

         (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

         (g) any request or direction of the Company mentioned here in shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a board resolution;

         (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

         (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

         (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

         (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         Section 7.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

         Section 7.5 Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after the occurrence of such Default, or if later, within 30 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

The trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

         Section 7.6 Reports by Trustee to Holders. Within 60 days after each May 15 beginning with May 15, 2003, the Trustee shall mail to each Securityholder a brief report dated as of such reporting date that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

         Section 7.7 Compensation and Indemnity. The Company agrees:

         (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited
(to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be caused by its negligence, bad faith, willful misconduct or recklessness; and

         (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, bad faith, willful misconduct or recklessness on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The Trustee shall notify the Company promptly of any claim for which it may seek indemnity; provided that failure to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company is materially prejudiced thereby. The Company may elect to defend any such claim and the Trustee shall cooperate in such defense, in which case, after notice of such election to defend such claim, the Company shall not be liable to the Trustee for any legal or other expenses subsequently incurred by the Trustee in connection with the defense of such claim, unless the Trustee reasonably determines that representation of the Trustee and the Company by the same counsel would present a conflict of interest. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the

Trustee, except that held in trust to pay the principal amount, plus accrued and unpaid interest on particular Securities.

         The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(4) or (5), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any bankruptcy law.

         Section 7.8 Replacement of Trustee. The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section
7.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.7.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Section 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         Section 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). No obligor on the Securities or person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee. The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

         Section 7.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII.
                    SATISFACTION AND DISCHARGE OF INDENTURE;
                   DEPOSITED MONEYS AND GOVERNMENT OBLIGATIONS

         Section 8.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Securities, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

         (a)      all Securities theretofore authenticated and delivered
(other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 2.4) have been delivered to the Trustee for cancellation;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         In addition, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Sections 7.7 and 8.3) if:

                  (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

                  (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations or a combination thereof sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder. The Company may make the deposit only during the one-year period and only if Article 11 permits it.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.7 shall survive such satisfaction and discharge.

         After a deposit made pursuant to this Section 8.1, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         Section 8.2 Application of Trust Moneys. Subject to the provisions of
Section 2.4, all money or U.S. Government Obligations deposited with the Trustee pursuant to Sections 8.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities, this Indenture and, in the case of
Section 8.1, such irrevocable trust agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee. The money or U.S. Government Obligations so held in trust under Section 8.1 shall not be part of the trust estate under this Indenture but shall constitute a separate trust fund for the benefit of all Holders of Securities entitled thereto.

         Section 8.3 Repayment to Company. Upon termination of the trust established pursuant to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money held by them. The Trustee and the Paying Agent shall pay to the Company upon request and, if applicable, in accordance with the irrevocable trust established pursuant to
Section 8.1 any money or U.S. Government Obligations held by them for the payment of principal of, premium, if any, or interest on any Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper of general circulation in the Borough of Manhattan, the City and State of New York, or mail to the Holder of any such Security, or both, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than thirty days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Securityholders entitled to such payment of principal, premium, if any, and interest must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

         Section 8.4 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.4 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or by reason of U.S. Government Obligations not paying principal and interest in such amounts and at such times as are sufficient to pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of this Indenture, the Company's obligations under this Indenture with respect to such Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.4; provided, however, that if the Company has made any payment of interest on, or principal of, such Securities because of the reinstatement of its obligations hereunder, the Company shall be subrogated to the rights of the Holders of Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent for such purpose.

                                   ARTICLE IX.

                                   AMENDMENTS

         Section 9.1 Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any
Securityholder:

         (a) to cure any ambiguity, omission, defect or inconsistency provided that such modification or amendment does not adversely affect the interests of the holders of the Securities in any material respect;

         (b) to modify the restrictions on, and procedures for, resale and other transfers of Securities pursuant to any change in applicable law or regulation (or the interpretation thereof) or in practice relating to the resale or transfer of "restricted securities" under the Securities Act generally;

         (c)      to comply with Article V or Section 10.16;

         (d) to secure the Company's obligations or add any guarantee under the Securities and this Indenture;

         (e)      to add Events of Default with respect to the Securities;

         (f) to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company;

         (g) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA;

         (h) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer
Securities;

         (i)      to increase the Conversion Price in accordance with Section
10.14;

         (j) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to Section 7.8; or

         (k) to add or modify other provisions herein with respect to matters or questions arising hereunder that the Company and the Trustee may deem necessary or desirable and that will not materially adversely affect the interests of the Holders.

         Section 9.2 With Consent of Holders. With the written consent (including consent obtained in connection with a tender offer or exchange offer for the Securities) of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, the Company and the Trustee may amend or supplement this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

         (1)      extend the Stated Maturity date of any of the Security;

         (2) reduce the interest rate or extend the time for payment of interest thereon;

         (3)      reduce the principal amount of or premium of any Security;

         (4) reduce the Redemption Price, Purchase Price or Fundamental Change Purchase Price of any Security;

         (5) adversely change the Company's obligation to redeem any Security upon a Fundamental Change;

         (6) make any change that impairs the right of a Securityholder to institute suit for the enforcement of any payment on any Security;

         (7) change the currency in which any Security is payable other than as stated in the Security;

         (8) make any change that impairs the right of a Securityholder to convert any Security in accordance with the terms thereof and this Indenture;

         (9) make any change that modifies, in any manner that is materially adverse to the Holders, the provisions of Article XI hereof;

         (10) reduce the quorum or voting requirements set forth in this Indenture;

         (11) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in this Indenture;

         (12) subject to specified exceptions, modify certain of the provisions set forth in Sections 9.1 and 9.2 hereof relating to modification or waiver of provisions set forth in this Indenture; or

         (13) reduce the percentage of Securities required for consent to any modification of this Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

         Section 9.3 Compliance with Trust Indenture Act. Every amendment or supplemental indenture executed pursuant to this Article shall comply with the TIA.

         Section 9.4 Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

         Section 9.5 Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

         Section 9.6 Trustee To Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         Section 9.7 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE X.

                                   CONVERSIONS

         Section 10.1 Conversion Privilege. Subject to and upon compliance with the provisions of this Indenture, a Holder of a Security may convert such Security into shares of Common Stock at any time during the period stated in Paragraph 8 of the Securities. Neither the Conversion Agent nor the Company shall have any obligation to determine the Trading Price for purposes of determining whether the Securities are convertible pursuant to Paragraph 8(c) of the Securities, unless a Holder sends to the Company a written notice requesting such determination and provides reasonable evidence that the conditions to a conversion under Paragraph 8(c) of the Securities have been met. Upon receipt of such notice, together with such reasonable evidence, the Company shall instruct the Conversion Agent to determine the Trading Price beginning with the first trading day after receipt of such notice and ending on the first trading day when the condition to conversion under Paragraph 8(c) is no longer met.

         The rate at which Common Stock shall be delivered upon conversion (herein called the "Conversion Rate") shall be initially 23.8095 shares of Common Stock for each U.S. $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in this Article X. The price at which Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall at any time be equal to U.S. $1,000 divided by the then applicable Conversion Rate (and rounded to the nearest cent).

         A Holder may convert a portion of the principal amount of a Security if the portion converted is in a $1,000 principal amount or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         "Average Sale Price" means the average of the Sales Prices of the shares of Common Stock for the shorter of:

                  (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated;

                  (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days); or

                  (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.7, 10.8 or 10.9 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

         In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.6(1), (2),(3) or (4) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the shares of Common Stock during such period.

         "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 10.7, 10.8 or 10.9 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on Nasdaq or such other U.S. national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

         For purposes of this Article X, "fair market value" means the fair market value, as determined in good faith by the Board of Directors (except as Section 10.8 otherwise provides in the case of a Spin-off) and set forth in a certified resolution filed with the Trustee.

         Section 10.2 Conversion Procedure. To convert a Security, a Holder must satisfy the requirements in Paragraph 8 of the Securities. The first Business Day on which the Holder satisfies all those requirements and submits such Holder's Securities for conversion is the conversion date (the "Conversion Date").

         As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for, or a beneficial interest in a global certificate representing, the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional share determined pursuant to Section 10.3. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion by a Holder of a Security in its entirety, such person shall no longer be a Holder of such Security.

         No payment or adjustment will be made for dividends on, or other distributions with respect to, any shares of Common Stock except as provided in this Article X. On conversion of a Security, except as provided below with respect to interest payable on Securities or portions thereof converted after a Regular Record Date, that portion of accrued and unpaid interest on the converted Securities attributable to the period from the most recent Interest Payment Date through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) for the Security being converted pursuant to the provisions hereof. The Company will not adjust the Conversion Rate to account for accrued interest, if any. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

         The Securities or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the date on which such interest is payable shall be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such interest payment date on the principal amount of the Securities or portions thereof being surrendered for conversion; provided that interest shall not be payable upon the interest payment date if (i) the Security has been called for redemption on a Redemption Date that occurs during this period or
(ii) the Security is to be redeemed in connection with a Fundamental Change on a Redemption Date that occurs during this period.

         If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding day that is not a Legal Holiday.

         Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

         Section 10.3 Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of a Security. Instead, the Company will pay cash based on the current market value for all fractional shares. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security converted, the number of shares of Common Stock shall be based on the aggregate principal amount of Securities to be converted.

         Section 10.4 Taxes on Conversion. If a Holder submits a Security for conversion, the Company shall pay all documentary, transfer or stamp taxes or duties and all other taxes or duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name.

         Nothing herein shall preclude any tax withholding required by law or regulations.

         Section 10.5 Company To Provide Stock. The Company shall, prior to issuance of any Securities under this Article X, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities in full.

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange on which the shares of Common Stock are then listed or quoted.

         Section 10.6 Adjustment for Change in Capital Stock. If the Company:

         (1) pays a dividend or makes another distribution to all holders of its Common Stock payable exclusively in shares of its Common Stock;

         (2) subdivides the outstanding shares of its Common Stock into a greater number of shares of Common Stock;

         (3) combines the outstanding shares of its Common Stock into a smaller number of shares of Common Stock; or

         (4) issues by reclassification of its Common Stock any shares of Capital Stock (other than Capital Stock adjustments requiring an adjustment pursuant to Sections 10.7 and 10.8);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to the record date for such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the shares of Common Stock, on terms comparable to those applicable to shares of Common Stock in this Article X.

         Section 10.7 Adjustment for Rights Issue. If the Company distributes any rights or warrants to all or substantially all holders of shares of its Common Stock entitling them (for a period within 45 days after such distribution) to purchase shares of Common Stock at a price per share less than the Average Sale Price as of the Time of Determination (except that no adjustment will be made if the Holders of Securities may participate in the distribution without conversion on a basis and with the notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the distribution), the Conversion Rate shall be adjusted in accordance with the formula:

                                           (O + N)
                             R' = R x  ---------------
                                       (O + (N x P)/M)
         where:

         R'   =   the adjusted Conversion Rate.

         R    =   the current Conversion Rate.

         O    =   the number of shares of Common Stock outstanding on
                  the record date for the distribution to which this
                  Section 10.7 is being applied.

         N    =   the number of additional shares of Common Stock offered
                  pursuant to the distribution.

         P    =   the offering price per share of the additional shares.

         M    =   the Average Sale Price, minus, in the case of (i) a
                  distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.8 or 10.9 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this
                  Section 10.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.7 applies, the fair market value (on the record date for the distribution to which this Section 10.7 applies) of the:

                           (1)      Capital Stock of the Company
                  distributed in respect of each share of Common Stock in such
                  Section 10.6(4) distribution; and

                           (2) the Company's debt, securities or assets or certain rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.8 or 10.9 distribution.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.7 applies. To the extent the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

         No adjustment shall be made under this Section 10.7 if the application of the formula stated above in this Section 10.7 would result in a value of R' that is equal to or less than the value of R.

         Section 10.8 Adjustment for Certain Distributions. If the Company distributes to all holders of its shares of Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.6, distributions of rights, warrants or options referred to in Section 10.7 and distributions exclusively in cash pursuant to Section 10.9, (y) payments made to redeem rights issued under any present or future rights agreement or plan of the Company (except that no adjustment will be made if the Holders of Securities may participate in the distribution without conversion on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of the Common Stock participate in the distribution), the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.8, in accordance with the formula:

                                   R x M
                           R' =  ---------
                                  (M - F)

         where:

         R'  =   the adjusted Conversion Rate.

         R   =   the current Conversion Rate.

         M   =   the Average Sale Price, minus, in the case of (i) a
                 distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.7 or 10.9 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.8 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.8 applies, the fair market value (on the record date for the distribution to which this Section 10.8 applies) of the:

                           (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section
                  10.6(4) distribution; and

                           (2) the Company's debt, securities or assets or certain rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.7 or 10.9 distribution.

         F   =   the fair market value (on the record date for the
                 distribution to which this Section 10.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.8 is being applied
                 (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

         In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the fair market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as discussed below. The Board of Directors of the Company shall determine fair market values for the purposes of this Section 10.8, except that in respect of a dividend or other distribution of shares of publicly traded Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Sales Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the average of the Sales Prices shall mean the average Sales Prices for the Common Stock for the same five trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price shall mean the Sales Price for the Common Stock on the same trading day.

         The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

         In the event that, with respect to any distribution to which this
Section 10.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M," then the adjustment provided by this Section 10.8 shall not be made and in lieu thereof the provisions of Section 10.16 shall apply to such distribution.

         Section 10.9 Adjustment for All-Cash Distribution. If the Company shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Common Stock (excluding any cash that is distributed (x) upon a merger or consolidation to which Section 10.16 applies or (y) as part of a distribution referred to in Section 10.8), in an aggregate amount (A) by which a quarterly cash dividend declared by the Board and paid during any fiscal quarter on a per share basis exceeds the greater of (i) the amount so distributed during the fiscal quarter immediately preceding such fiscal quarter and (ii) 2.5% of the average of the Sale Prices of the Common Stock during the 10 trading days immediately prior to the declaration of the dividend or other distribution or (B) of any special cash dividend or other all-cash distribution that is not a quarterly dividend covered by clause (A) above the Conversion
Rate shall be adjusted, subject to the last paragraph of this Section 10.9, in accordance with the following formula:

                                   R x M
                           R' =  ---------
                                  (M - C)

         where:

         R'  =   the adjusted Conversion Rate.

         R   =   the current Conversion Rate.

         M   =   the Average Sale Price, minus, in the case of (i) a
                 distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.7 or 10.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.9 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.9 applies, the fair market value (on the record date for the distribution to which this Section 10.9 applies) of the:

                           (1) Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution; and

                           (2) the Company's debt, securities or assets or certain rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.7 or 10.8 distribution.

         C   =    (1) the amount by which a quarterly cash dividend exceeds
                  the threshold specified in clause (A), or (2) the amount of any distribution per share as contemplated by clause (B), as applicable.

         The adjustment shall become effective immediately prior to the opening of business on the day following the date fixed for payment of such distribution.

         In the event that, with respect to any distribution to which this
Section 10.9 would otherwise apply, the difference "M-C" as defined in the above formula is less than $1.00 or "C" is equal to or greater than "M," then the adjustment provided by this Section 10.9 shall not be made and in lieu thereof the provisions of Section 10.16 shall apply to such distribution. Any adjustment pursuant to this Section made as a result of a distribution described in Section
10.9 above shall be made only to the extent that the amount distributed exceeds the amount so distributed during the fiscal quarter immediately preceding the date of issuance of the Securities.

         Section 10.10 Adjustment for Tender Offers. If (a) the Company or any Subsidiary of the Company acquires shares of the Company's Common Stock by way of a tender or exchange offer, other than an odd-lot offer by the Company or any of its Subsidiaries, for the Common Stock (excluding stock options) to the extent that the offer involves consideration per share of Common Stock that, exceeds the Sale Price of a share of Common Stock on the trading day next succeeding the Expiration Time; or (b) a person other than the Company or any Subsidiary, in respect of a tender or exchange offer that increases the offeror's beneficial ownership (as used in Section 13(d) of the Exchange Act) of Common Stock to more than twenty-five percent (25%) of the total shares of Common Stock outstanding, makes a payment of consideration per share of Common Stock that exceeds the Sale Price of a share of Common Stock on the trading day next succeeding the Expiration Time, and as of the Expiration Time, the Board of Directors is not recommending rejection of the offer, in each case the Conversion Rate shall be adjusted in accordance with the formula:

                                      F + (N x M)
                           R' = R x  -------------
                                        (O x M)
         where:

         R'  =   the adjusted Conversion Rate.

         R   =   the current Conversion Rate.

         O   =    the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the last time tenders of exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time").

         M   =    the Sale Price per share of Common Stock on the trading day on the NYSE next succeeding the Expiration Time.

         F   =    the sum of the fair market value of the aggregate
                  consideration payable to stockholders based on the acceptance
                  (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares").

         N   =    the number of shares of Common Stock (less any Purchased
                  Shares) at the Expiration Time.

         The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

         If the person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 10.10(b) shall not be made if, as of the Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article V.

         Section 10.11 When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         All calculations under this Article X shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

         Section 10.12 When No Adjustment Required. Notwithstanding any provision to the contrary herein, no adjustment to the Conversion Rate need be made as a result of:

         (1) (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement;
or (iv) the termination or invalidation of the rights, in each case, pursuant to the Company's existing stockholders rights plan, as amended, modified, or supplemented from time to time or any newly adopted stockholders rights plans;

         (2) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

         (3) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries; or

         (4) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued.

         No adjustment need be made for a change in the par value or no par value of the Common Stock.

         To the extent the Securities become convertible pursuant to this
Article X in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

         Section 10.13 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

         Section 10.14 Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. In addition, the Company may increase the Conversion Rate if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any stock or rights distribution. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.6, 10.7, 10.8, 10.9 or 10.10.

         Section 10.15 Notice of Certain Transactions. If:

         (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.6, 10.7, 10.8, 10.9 or 10.10 (unless no adjustment is to occur pursuant to Section 10.12); or

         (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.16; or

         (c)      there is a liquidation or dissolution of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend, distribution or subdivision or the proposed effective date of a combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

         Section 10.16 Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Article V (other than a sale of all or substantially all of the properties and assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

         The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and
(iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article
X. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

         If this Section 10.16 applies, neither Section 10.6 nor 10.7 applies.

         If the Company makes a distribution to all holders of its shares of Common Stock of any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company or any cash that, but for the provisions of the last paragraph of Section 10.8 or 10.9, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section
10.8 or 10.9, then, from and after the record date for determining the holders of shares of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of shares of Common Stock entitled to receive the distribution.

         Section 10.17 Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 10.3, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.16 or 10.19 is conclusive, absent manifest error.

         Section 10.18 Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.16 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article X. Each Conversion Agent shall have the same protection under this Section 10.18 as the Trustee.

         Section 10.19 Simultaneous Adjustments. In the event that this
Article X requires adjustments to the Conversion Rate under more than one of Sections 10.6(4), 10.7, 10.8 or 10.9, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.6, second, the provisions of Section 10.8, third, the provisions of Section 10.7 and, fourth, the provisions of Section 10.9.

         Section 10.20 Successive Adjustments. After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.

         Section 10.21 Restriction on Common Stock Issuable upon Conversion.

         (a) Shares of Common Stock to be issued upon conversion of the Securities prior to the effectiveness of a Shelf Registration Statement shall be physically delivered in certificated form or in the form of beneficial interests in book-entry Common Stock registered in the name of the Depositary or a nominee thereof to the holders converting such Securities, and the certificate or certificates representing such shares of Common Stock shall bear the Restricted Common Stock Legend unless removed in accordance with Section 10.21(c).

         (b) If (i) shares of Common Stock to be issued upon conversion of a Security prior to the effectiveness of a Shelf Registration Statement are to be registered in a name other than that of the holder of such Security or (ii) shares of Common Stock represented by a certificate bearing the Restricted Common Stock Legend are transferred subsequently by such holder, then, unless the Shelf Registration Statement has become effective and such shares are being transferred pursuant to the Shelf Registration Statement, the holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit D as to compliance with the restrictions on transfer applicable to such shares of Common Stock, and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

         (c) Except for transfers in connection with a Shelf Registration Statement, if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Common Stock Legend, or if a request is made to remove such Restricted Common Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Common Stock Legend, or the Restricted Common Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are

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
required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Securities Act or that such shares of Common Stock are securities that are not "restricted" within the meaning of Rule 144 under the Securities Act. Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

                                   ARTICLE XI.

                                  SUBORDINATION

         Section 11.1 Securities Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Security by his acceptance thereof likewise covenants and agrees, that to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article VIII) the indebtedness represented by the Securities and the payment of the principal amount, premium, if any, plus accrued and unpaid interest and Liquidated Damages Amount, if any, on, and any payment of the Purchase Price, the Fundamental Change Purchase Price or the Redemption Price with respect to, each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt in cash or other payment satisfactory to holders of Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

         Section 11.2 No Payments in Certain Circumstances; Payment Over of Proceeds Upon Dissolution, Etc. No payment on account of the principal amount, premium, if any, or accrued and unpaid interest and Liquidated Damages Amount, if any, on, or redemption or repurchase of, the Securities shall be made (other than payments made from any trust created pursuant to Section 8.1 hereof) if, at the time of such payment: (a) a default in the payment of principal, premium, if any, or interest or other amounts due on or in connection with any Designated Senior Debt, including any default under any redemption or repurchase obligation, occurs and is continuing (or, in the case of Designated Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt), unless and until such default shall have been cured or waived or shall have ceased to exist (a "payment default"); or (b) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of such Designated Senior Debt to accelerate its maturity, or in the case of a lease, a default occurs and is continuing that permits the lessor to either terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default under the lease, and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company, a holder of Designated Senior Debt or any other person permitted to give such notice hereunder. Notwithstanding the foregoing, the Company may make, and the Trustee may receive and shall apply, any payment in respect of the Securities (for principal amount, premium, if any, or accrued and unpaid interest and Liquidated Damages Amount, if any, or repurchase) if such payment was made prior to the occurrence of any of the contingencies specified in clauses (a) and (b) above.

         If the Trustee receives any Payment Blockage Notice pursuant to clause
(b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.2 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately

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prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Company may and shall resume payments on and distributions in respect of the Securities (including missed payments, if any) upon the earlier of: (A) the date upon which the default is cured or waived or ceases to exist, or (B) in the case of a default referred to in clause (b) of the second preceding paragraph, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist or 179 days after such Payment Blockage Notice is received, if the maturity of such Designated Senior Debt has not been accelerated, or in the case of any lease, 179 days after notice is received if the Company has not received notice that the lessor under such lease has exercised its rights to terminate the lease or require the Company to make an irrevocable offer to terminate the lease following an event of default under such lease.

         Upon (i) any acceleration of the principal amount due on the Securities or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal amount, premium, if any, sinking fund and interest or other amounts due, or to become due, upon or in connection with all Senior Debt shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Debt, or payment thereof provided for in cash or other form of acceptable payment in accordance with its terms, before any payment is made on account of the principal amount, premium, if any, or accrued and unpaid interest and Liquidated Damages Amount, if any, on, or repurchase of, the indebtedness evidenced by the Securities, and upon any such dissolution or winding up or liquidation or reorganization any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, as the case may be, directly to the holders of Senior Debt (pro rata to each such holder on the basis of the respective amounts of Senior Debt held by such holder) or their representatives, to the extent necessary to pay all Senior Debt in full, in cash, or other payment satisfactory to the holders of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Securities or to the Trustee under this Indenture.

         In the event that, contrary to the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than junior securities, as defined in Section 11.11), shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full in cash or other payment satisfactory to the holders of Senior Debt or provision made for such payment in accordance with its terms, such payment or distribution shall be paid over or delivered to the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the

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extent necessary to pay all such Senior Debt in full in cash or other payment satisfactory to the holders of such Senior Debt, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

         Subject to the payment in full in cash of all Senior Debt in cash or other payment satisfactory to holders of such Senior Debt, the Holders of the Securities (together with the holders of any other indebtedness of the Company that is subordinated in right of payment to the payment in full of all Senior Debt that is not subordinated in right of payment to the Securities and that by its terms grants such right of subrogation to the holders thereof) shall be subrogated to the rights of the holders of Senior Debt to receive payments or distribution of assets of the Company made on the Senior Debt until the principal of, premium, if any, and interest on, or amounts payable upon repurchase of, the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to the holders of Senior Debt by the Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of Securities, be deemed to be a payment by the Company to the holders of or on account of Senior Debt, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

         Section 11.3 Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

         Section 11.4 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Debt or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other person.

         Section 11.5 Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, agent or representative therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 5.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.5 prior to the date upon which by the terms hereof any money may become payable for any purpose (including without limitation the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

         Subject to the provisions of Section 7.1, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee, agent or representative therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee, agent or representative therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         Section 11.6 Reliance on Judicial Order of Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 7.1, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

         Section 11.7 Trustee Not Fiduciary for Holders of Senior Debt. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior

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
Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this
Article XI, and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

         Section 11.8 Reliance by Holders of Senior Debt on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Such holders of the Company's Senior Debt are intended by the parties to the Indenture to be third party creditor beneficiaries under this Indenture for the purposes of enforcing the provisions of this Article XI.

         Section 11.9 Rights of Trustee as Holder of Senior Debt; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XI with respect to any Senior Debt that may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

         Section 11.10 Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that Section 11.9 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

         Section 11.11 Certain Conversions and Repurchases Deemed Payment. For the purposes of this Article XI only, (a) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article X or upon the repurchase of Securities in accordance with Article III shall not be deemed to constitute a payment or distribution on account of the principal amount, or premium or interest or Liquidated Damages Amount on the Securities or on account of the purchase or other acquisition of Securities, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 11.11, the term "junior securities" means (1) shares of any stock of any class of the Company and (2) securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XI. Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article X or to exchange such Security for Common Stock in accordance with Article X if the Company elects to satisfy the obligations under Article III by the delivery of Common Stock.

                                  ARTICLE XII.

                                  MISCELLANEOUS

         Section 12.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 12.2 Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

         if to the Company:

         PacifiCare Health Systems, Inc.
         5995 Plaza Drive
         Cypress, California 90630
         Attn: General Counsel
         Facsimile No: (714)226-3171
         Telephone No: (714)825-5200

         with a copy to:

         Cooley Godward LLP
         4401 Eastgate Mall
         San Diego, California 92121
         Attn: Barbara Borden, Esq.
         Facsimile No: (858)550-6420
         Telephone No: (858)550-6064

         with a copy to:

         Konowiecki & Rank LLP
         350 South Grand Ave.
         Suite 2100
         Los Angeles, CA 90071
         Attn: Edna Chism, Esq.
         Facsimile No: (213)229-0992
         Telephone No: (213)229-0990

         if to the Trustee:

         State Street Bank and Trust Company of California, N.A.
         633 W. Fifth Street, 12th Floor

         Los Angeles, California 90071
         Attention: Corporate Trust Department
                    PacifiCare Health Systems, Inc.
                    3% Convertible Subordinated Debentures due 2032 Facsimile No: (213)362-7357
         Telephone No: (213)362-7373

         The Company or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

         If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

         The Company shall, upon (i) the filing of any Shelf Registration Statement (as defined in the Registration Rights Agreement) and (ii) the effectiveness of any Shelf Registration Statement, announce the same, in each case by release to Reuters Economic Services and Bloomberg Business News.

         Section 12.3 Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

         Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         Section 12.5 Statements Required in Certificate or Opinion. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

         (1) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

         (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement that, in the opinion of such person, such covenant or condition has been complied with.

         Section 12.6 Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 12.7 Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

         Section 12.8 Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest, if any, shall accrue for the intervening period.

         Section 12.9 GOVERNING LAW. THE INDENTURE AND THE SECURITIES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD AS TO CONFLICT OF LAWS PRINCIPLES.

         Section 12.10 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         Section 12.11 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 12.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

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                            [Signature Page Follows]

         IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                    PACIFICARE HEALTH SYSTEMS, INC.

                                    By:   /s/ Gregory W. Scott
                                       -----------------------------------
                                       Name:  Gregory W. Scott
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                    STATE STREET BANK AND TRUST
                                    COMPANY OF CALIFORNIA, N.A., as Trustee

                                    By:   /s/ Mark Henson
                                       ------------------------------------
                                       Name:  Mark Henson
                                       Title: Vice President

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
                                  EXHIBIT A-1

                       {FORM OF FACE OF GLOBAL SECURITY}

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (B) AN INSTITUTIONAL "ACCEPTED INVESTOR" (AS DEFINED IN RULE 501 (A) (1),
(2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) A NON-U.S. PERSON; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY EXCEPT (A) TO PACIFICARE, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO TRUSTEE, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE SECURITIES (OR THE COMMON STOCK AS THE CASE MAY BE) (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
(E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH

                                     A-1-1

TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO
CLAUSE 2(F) ABOVE), IF THE TRANSFEREE IS AN INSTITUTIONAL ACCEPTED INVESTOR OR A NON-U.S. PERSON, IT WILL FURNISH TO TRUSTEE, AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO [TRUSTEE], AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A UNITED STATES PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO [TRUSTEE], AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(F) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION.

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                     A-1-2

                        PACIFICARE HEALTH SYSTEMS, INC.

                3% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

No.                                                 Rule 144A CUSIP: 695112AF9
Issue Date:
Issue Price: 100% of principal amount
Interest Payment Dates: April 15 and October 15
Record Dates: April 1 and October 1

         PACIFICARE HEALTH SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to Cede & Co. or registered assigns, the principal amount set forth on Schedule I hereto (which amount may from time to time be increased or decreased by adjustments made on Schedule I hereto by or on behalf of the Depositary in accordance with the Applicable Procedures) on October 15, 2032.

         This Security shall bear interest at the initial rate of 3% per annum, subject to the adjustments set forth on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated: ________________________              PACIFICARE HEALTH SYSTEMS, INC.,
                                             a Delaware corporation

                                             By: __________________________
                                                 Name:
                                                 Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A.,
     as Trustee, certifies that this is one
     of the Securities referred to in the
     within-mentioned Indenture.

By: ____________________________
         Authorized Signatory

Dated: _________________________

                                     A-1-3

                      {FORM OF REVERSE OF GLOBAL SECURITY}

                3% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

1.       Interest.

         This Security shall bear interest at an initial rate of 3% per year on the principal amount hereof, from November 22, 2002 or from the most recent Interest Payment Date (as defined below) to which payment has been paid or duly provided for, payable semiannually in arrears on April 15 and October 15 of each year (each, an "Interest Payment Date") to the persons in whose names the Securities are registered at the close of business on April 1 and October 1 (each, a "Regular Record Date") (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         Interest on Securities converted during the period after a Regular Record Date, but prior to the corresponding Interest Payment Date, (i) will not be required to be paid on the Interest Payment Date if the Security has been called for redemption on a redemption date that occurs during the period; (ii) will not be required to be paid if the Security is to be redeemed in connection with a fundamental change on a redemption date that occurs during this period; or (iii) if the Security is not called for redemption during this period, will be paid to the Holder of the Securities on the Regular Record Date but, upon conversion, the Holder must pay the Company the interest which has accrued and will be paid on such Interest Payment Date unless at the time of conversion there is a default in the payment of interest on the Securities.

         If the principal amount of a Security, premium, if any, plus accrued and unpaid interest, or any portion thereof, is not paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Paragraph 5 hereof, upon the date set for payment of the Purchase Price or the Fundamental Change Purchase Price pursuant to Paragraph 7 hereof, or upon the Stated Maturity of this Security), then, in each such case, the overdue amount shall, to the extent permitted by law, bear interest at the annual rate of 1% above the applicable interest rate on the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand and shall be based on a 360-day year comprised of twelve 30-day months.

         Except as provided below, interest and Liquidated Damages Amounts, if any, will be paid (i) on the Global Securities to the Depositary by wire transfer in immediately available funds, (ii) on the definitive Securities having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holders of such Securities, and (iii) on the definitive Securities having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds at the written election of the Holders of these Securities.

                                     A-1-4

2.       Method of Payment.

         Subject to the terms and conditions of the Indenture, the Company will make payments in cash in respect of Redemption Prices, Purchase Prices, Fundamental Change Purchase Prices and at Stated Maturity to Holders who surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by wire transfer of immediately available funds or check payable in such money.

3.       Paying Agent, Conversion Agent and Registrar.

         Initially, State Street Bank and Trust Company of California, N.A. (the "Trustee") will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee; provided, however, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

4.       Indenture.

         The Company issued the Securities under an Indenture dated as of November 22, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms. To the extent any provisions of this Security and the Indenture conflict, the provisions of the Indenture shall control.

         The Securities are subordinated unsecured obligations of the Company limited to $150,000,000 aggregate principal amount.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                  PacifiCare Health Systems, Inc.
                  5995 Plaza Drive
                  Cypress, California 90630
                  Attn: General Counsel

5.       Redemption at the Option of the Company.

         No sinking fund is provided for the Securities. The Securities are redeemable at the option of the Company in whole or in part, on or after October 18, 2007 upon not less than 30 nor more than 60 days' notice by mail for a redemption price equal to 100.0% of the principal

                                     A-1-5
amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the "Redemption Price"). The redemption price shall be paid in cash.

6.       Notice of Redemption.

         Notice of redemption pursuant to Paragraph 5 of this Security will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities or portions thereof to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, interest ceases to accrue on such Securities or portions thereof immediately after such Redemption Date. Securities in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount, if less than all of the Securities are being redeemed.

7.       Purchase by the Company at the Option of the Holder.

         (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on any Purchase Date in integral multiples of $1,000, if less than all of the Securities are being purchased, at a purchase price equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         The Purchase Price shall be paid in cash.

         (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase the Securities held by such Holder as of a date that is 30 days after the date of notice of a Fundamental Change delivered by the Company (or, if such 30th day is not a Business Day, the next succeeding Business Day) for a purchase price equal to 100.0% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date. The Company shall mail a written notice of a Fundamental Change by first class mail to the Trustee and the Holders no later than 10 days after the occurrence of the Fundamental Change. Such notice shall describe the purchase right arising as a result of such Fundamental Change. To exercise such purchase right, a Holder shall deliver to the Company a Fundamental Change Purchase Notice containing the information set forth in the Indenture at any time prior to the 30th day after the date of the delivery of the Fundamental Change Notice and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

         The Fundamental Change Purchase Price shall be paid in cash.

         (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                                     A-1-6

         If cash sufficient to pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of all Securities or portions thereof to be purchased on the Purchase Date or the Fundamental Change Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Fundamental Change Purchase Date, interest ceases to accrue on such Securities or portions thereof immediately after such Purchase Date or Fundamental Change Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Fundamental Change Purchase Price upon surrender of such Security.

8.       Conversion.

         (a) The Securities may be converted into shares of common stock on the terms and subject to the conditions of the Indenture and this Security.

         (b) Holders may surrender Securities or portions thereof for conversion into shares of Common Stock during any calendar quarter if the Sale Price of the Common Stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter exceeds 110% of the applicable Conversion Price per share of Common Stock on such last trading day.

         (c) During the five Business Day period after any ten consecutive trading day period in which the Trading Price per $1,000 principal amount of the Debentures for each day of such ten day period was less than 95% of the product of the Sale Price and the number of shares of Common Stock issuable upon conversion of $1,000 principal amount of the Debentures; PROVIDED that if on the date of any conversion pursuant to this clause (c) the Sale Price of the Common Stock is greater than the Conversion Price, a holder shall receive, in lieu of Common Stock based on the Conversion Price, cash or Common Stock or a combination of cash and Common Stock, at the Company's option, with a value equal to the principal amount of the holder's Debentures plus accrued interest as of the Conversion Date. Any Common Stock delivered pursuant to the foregoing proviso will be valued at the greater of (i) the Conversion Price on the conversion date and (ii) the Sale Price on the third trading day after the conversion date.

         (d) A Holder also may surrender for conversion a Security or portion of a Security which has been called for redemption pursuant to Paragraph 5 hereof, even if the Security would not otherwise be eligible for conversion, until the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due on the Redemption Date, in which case the conversion right shall terminate at the close of business on the date such default is cured and such payment is made.

         (e) If the Company (1) distributes any rights or warrants to all holders of shares of its Common Stock entitling them (for a period expiring within 45 days of such distribution) to purchase shares of Common Stock at less than the average of the Sales Prices of a share of the Common Stock for the 10 consecutive trading days ending on the trading day immediately preceding the date of such distribution or (2) distributes to all holders of shares of its Common Stock any of its debt securities or assets or any rights, warrants or options to purchase securities of the Company, which distribution has a per share value exceeding 10% of the Sales Price on

                                     A-1-7
the trading day immediately preceding the declaration date for such distribution, unless the Holder may participate in this distribution without conversion, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and the Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day immediately preceding the Ex-Dividend Time or until the Company announces that such distribution will not take place.

         (f) A Security in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 23.8095 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. A Holder that surrenders Securities for conversion will receive cash or a check, or, at the Company's option, a whole share of Common Stock, in lieu of any fractional shares of Common Stock.

         To surrender a Security for conversion, a Holder must (1) complete and manually sign the irrevocable conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

         A Holder may convert a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the shares of Common Stock except as provided in the Indenture. Except as provided in Paragraph 1 hereof, on conversion of a Security, the Holder will not receive any cash payment representing accrued interest with respect to the converted Securities. Instead, upon conversion the Company will deliver to the Holder a fixed number of shares of Common Stock and any cash payment to account for fractional shares. Accrued interest will be deemed paid in full rather than canceled, extinguished or forfeited. The Company will not adjust the Conversion Rate to account for accrued interest.

         The Conversion Rate will be adjusted as provided in Article X of the Indenture. The Company may increase the Conversion Rate for any period of at least 20 days, upon at least 15 days' notice so long as the increase is irrevocable during such period. In addition, the Company may increase the Conversion Rate if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of Common Stock resulting from any stock or rights distribution.

         In addition, if the Company is a party to a consolidation, merger, binding share exchange or sale of all or substantially all of the Company's assets, in each case pursuant to which the Company's common stock would be converted into cash, securities or other property, the Holder may surrender its debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15

                                     A-1-8
days after the actual date of such transaction. If the Company is a party to a consolidation, merger, binding share exchange or sale of all or substantially all of the Company's assets, in each case pursuant to which the Company's common stock is converted into cash, securities, or other property, then at the effective time of the transaction, the Holder's right to convert a debenture into the Company's common stock will be changed into a right to convert it into the kind and amount of cash securities and other property which the Holder would have received if the Holder had converted the its debenture immediately prior to the transaction.

9.       Conversion Arrangement on Call for Redemption.

         Any Securities called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into shares of Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

10.      Subordination.

         The Securities are subordinated to Senior Debt as provided in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect.

11.      Denominations; Transfer; Exchange.

         The Securities are in fully registered form, without coupons, in minimum denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange the Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.      Persons Deemed Owners.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.      Unclaimed Money or Securities.

         The Trustee and the Paying Agent shall return to the Company any money held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders

                                     A-1-9
entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.      Amendment; Waiver.

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities among other things, (i) to cure any ambiguity, omission, defect or inconsistency, provided that such modification or amendment does not adversely affect the interests of the Holders of the Securities in any material respect; (ii) to modify the restrictions on, and procedures for, resale and other transfers of Securities pursuant to any change in applicable law or regulation (or the interpretation thereof) or in practice relating to the resale or transfer of "restricted securities" under the Securities Act generally; (iii) to comply with Article V or Section 10.16 of the Indenture; (iv) to secure the Company's obligations or to add any guarantee under the Securities and the Indenture; (v) to add events of default with respect to the Securities; (vi) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company; (vii) to make any change necessary for the registration of the Securities under the Securities Act or to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, provided that such modification or amendment does not materially and adversely affect the interests of the Holders of the Securities; (viii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for bearer Securities; (ix) to increase the Conversion Price in accordance with Paragraph 8 of the Securities; (x) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to
Section 7.8 of the Indenture; or (xi) to add or modify other provisions herein with respect to matters or questions arising hereunder that the Company and the Trustee may deem necessary or desirable and that will not materially adversely affect the interests of the Holders.

15.      Defaults and Remedies.

         Under the Indenture, Events of Default include (i) default in payment of the principal amount or premium, if any, on any Security when the same becomes due and payable upon redemption or otherwise, whether or not the payment is prohibited by the provisions of Article XI of the Indenture; (ii) default in the payment of any interest or Liquidated Damages Amounts, if any, when due and payable, and the continuance of such default for a period of 30 days, whether or not the payment is prohibited by the provisions of Article XI of the Indenture; (iii) failure by the Company to comply in any material respect with other agreements or covenants in the Indenture or the Securities, for sixty (60) days after notice; and (iv) certain events of bankruptcy, insolvency and reorganization of the Company or its Subsidiaries.

         Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives

                                     A-1-10
reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

16.      Trustee Dealings with the Company.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      Calculations in Respect of Securities.

         The Company or its agents will be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determination of the Sales Prices for the Common Stock, the rate of interest payable on the Securities and the Conversion Rate of the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and each of the Trustee and the Trustee will be entitled to rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company's calculations to any Holder of the Securities upon the request of such Holder.

18.      Successor Persons.

         When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

19.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.      Authentication.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

 21.     Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants

                                     A-1-11
with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.      GOVERNING LAW.

         THE INDENTURE AND THIS SECURITY WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD AS TO CONFLICT OF LAW PRINCIPLES.

23.      Registration Rights.

         The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of November 22, 2002, by and among the Company and the Initial Purchasers, including the receipt of Liquidated Damages Amounts in respect of Events (each as defined in such agreement).

                                     A-1-12

                           FORM OF CONVERSION NOTICE

               {NOTICE PURSUANT TO SECTION 10.2 OF THE INDENTURE}

{Name and Address of Conversion Agent}

                     Re: PacifiCare Health Systems, Inc. 3% Convertible
                         Subordinated Debentures due October 15, 2032
                         (the "Securities")

         Reference is hereby made to the Indenture, dated as of November 22, 2002 (the "Indenture"), between PacifiCare Health Systems, Inc., as Issuer, and State Street Bank and Trust Company of California, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to the Securities specified below, which are registered in the name of the undersigned (the "Holder"). The Holder hereby irrevocably exercises its right to convert such Securities, or the portion thereof, if any, specified below, into Common Stock and, except to the extent specified or required as described below, directs that certificates representing such Common Stock, together with any check in payment for a fractional share and any Security representing any unconverted principal amount, be issued and delivered through the facilities of the Depositary, for credit to the account(s) of the person(s) indicated below.

         The Holder acknowledges and agrees that no Common Stock will be delivered on conversion until any amount payable by the Holder on account of interest is paid, any certificates evidencing specified Securities not held in book-entry form are duly endorsed or assigned to the Company or in blank and surrendered and any taxes or other charges or documents required in connection with a transfer on conversion, and any other required items, are delivered to the Conversion Agent.

         The Holder acknowledges and agrees that, notwithstanding this request for conversion, the Company may require that the Common Stock delivered on conversion of the specified Securities be delivered in certificated form subject to a restrictive legend, or that additional certifications be delivered on behalf of the relevant beneficial owner(s), if it determines that doing so is necessary to comply with the requirements of the Securities Act or otherwise, as provided in the Indenture.

         Conversion of the specified Securities is subject to the requirements established by the Company as well as to the procedures of the Depositary, all as in effect from time to time. The specified Securities will be deemed to have been converted as of the close of business on the Business Day on which this conversion notice and all other required items have been delivered to the Conversion Agent as provided above and, upon such conversion, shall cease to accrue interest or be outstanding (subject to the Holder's right to receive the Common Stock as provided in the Indenture). Prior to such conversion, the Holder will have no rights in the Common Stock.

         Please provide the information requested below, as applicable.

                                     A-1-13

1.       PLEASE SPECIFY THE SECURITIES HELD AND THE PORTION THEREOF TO BE
         CONVERTED:

         Principal amount held: U.S. $ _______________________________
         CUSIP number(s): ____________________________________________
         Depositary (DTC) account where held: ________________________

                  Principal amount being converted (if less than all):
                           U.S. $ ___________________________________

2. UNLESS AND TO THE EXTENT OTHERWISE SPECIFIED BELOW, all Securities (together with any unconverted Securities) will be delivered in book-entry form to the DTC account specified in Item 1 above.

3. IF OTHER ARRANGEMENTS ARE DESIRED, please (a) specify the type, number and form of securities to be delivered on conversion and the name(s) of the account holder(s) or registered owner(s), by checking the appropriate boxes and providing the information requested and (b) complete Item (4) below:

         [ ]      Common Stock

         [ ]      Book-Entry

                  Number of shares of Common Stock: __________________

                  DTC Account: _______________________________________

         [ ]      Certificates

                  Number of shares of Common Stock: __________________

                  Registered Owner: __________________________________

         [ ]      Unconverted Securities

                  [ ]      Certificates

                           Principal Amount: U.S. $ __________________

                           Registered Owner: _________________________

                  [ ]      Book-Entry

                           Principal Amount: U.S. $ __________________

                  DTC Account: _______________________________________

4. {TO BE COMPLETED ONLY IF UNCONVERTED SECURITIES OR SHARES OF COMMON STOCK ARE TO BE ISSUED OTHER THAN TO THE HOLDER

                                     A-1-14

         PURSUANT TO ITEM (3) ABOVE.} The undersigned confirms that such unconverted Securities or shares of Common Stock are being transferred:

         CHECK ONE BOX BELOW

                  (a) [ ]  to the Company; or

                  (b) [ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                  (c) [ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

                  (d) [ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (c) or (d) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box
         (d) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

----------------

* Aggregate principal amount of each certificate must equal U.S. $1,000 or any amount in excess thereof in integral multiples of U.S. $1,000.

         Please sign and date this notice in the space provided below.

         DATE:                           _______________________________________
                                                       Name of Holder

                                         _______________________________________
                                                     Signature(s) of Holder
                                                     Title(s):

                                    (If the Holder is a corporation,
                                    partnership or fiduciary, the title of the person signing on behalf of the Holder must be stated.)

Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or such other "signature guarantee program" as may be determined by the Trustee in addition to, or

                                     A-1-15
in substitution for, STAMP, SEMP or MSP, all in accordance with the Securities Exchange Act of 1934.

                                                     ___________________________
                                                          Signature Guarantee

                                     A-1-16

                                 ASSIGNMENT FORM

         To assign this Security, fill in the form below:

         (I) or (we) assign and transfer this Security to

________________________________________________________________________________
               (Insert assignee's social security or tax I.D. no.)
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

         Your Signature: _______________________________________________________
                             (Sign exactly as your name appears on the other
                                         side of this Security)

         Date: __________________________

         Medallion Signature Guarantee: _________________________________

{FOR INCLUSION ONLY IF THIS SECURITY BEARS A RESTRICTED SECURITIES LEGEND} In connection with any transfer of any of the Securities evidenced by this certificate which are "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that such Securities are being transferred:

         CHECK ONE BOX BELOW

                  (1)[ ]     to the Company; or

                  (2)[ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                  (3)[ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

                  (4)[ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

                  Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information, and if box (4) is checked such legal opinions,

                                     A-1-17
                  as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided further, however, that this paragraph shall not be applicable to any Securities which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

                  Your Signature: ______________________________________________
                                    (Sign exactly as your name appears on the
                                            other side of this Security)

Date:__________________________

Medallion Signature Guarantee:

                                     A-1-18

                                   SCHEDULE I

             SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

The Initial Principal Amount of Global Security is: ____________($___________). Such Principal Amount has been increased or decreased by the adjustments set forth below by or on behalf of the Depository in accordance with the Applicable Procedures.

                                                                        Principal Amount of
                 Amount of Increase           Amount of Decrease          Global Security           Notation by
                 in Principal Amount        in Principal Amount of       After Increase or         Registrar or
Date             of Global Security           Global Security                 Decrease          Security Custodian

                                     A-1-19

                                   EXHIBIT A-2

                     {FORM OF FACE OF CERTIFICATED SECURITY}

         THE DEBENTURE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE, BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE DEBENTURE EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS DEBENTURE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE EXCEPT (A) TO PACIFICARE, OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), )3) OR
(7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE DEBENTURES (OR THE COMMON STOCK, AS THE CASE MAY
BE) (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM TRUSTEE OR A SUCCESSOR TRUSTEE, AS APPLICABLE), AND IS SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(F) ABOVE), IF THE TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OF A NON-U.S. PERSON, IT WILL FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR INA TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OR THIS DEBENTURE PURSUANT TO CLAUSE 2(F) ABOVE OR UPON ANY TRANSFER OF THIS DEBENTURE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THE DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                                 Exhibit A-2-1

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                     A-2-2

                         PACIFICARE HEALTH SYSTEMS, INC.

                 3% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

No.                                             Rule 144A CUSIP: _______________
Issue Date:
Issue Price: 100% of principal amount
Interest Payment Dates: April 15 and October 15
Record Dates: April 1 and October 1

         PACIFICARE HEALTH SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware, promises to pay to ____________________, or registered assigns, the principal amount of ($__________________) on October 15, 2032.

         This Security shall bear interest at the initial rate of 3% per annum, subject to the adjustments set forth on the other side of this Security. This Security is convertible as specified on the other side of this Security.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated: _______________________                  PACIFICARE HEALTH SYSTEMS, INC.,
                                                a Delaware corporation

                                                By: ____________________________
                                                    Name:
                                                    Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A.,
     as Trustee, certifies that this is one
     of the Securities referred to in the
     within-mentioned Indenture.

By: _________________________________
         Authorized Signatory

Dated: ______________________________

                                     A-2-3

                    {FORM OF REVERSE OF CERTIFICATED SECURITY

                          IS IDENTICAL TO EXHIBIT A-1}

                                     A-2-4

                                    EXHIBIT B

                         PACIFICARE HEALTH SYSTEMS, INC.

                 3% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

                              TRANSFER CERTIFICATE

         In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $____________ principal amount of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), the undersigned confirms that such Securities are being transferred:

         CHECK ONE BOX BELOW

                  (1)[ ]     to the Company; or

                  (2)[ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                  (3)[ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

                  (4)[ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(3) or (4) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided further, however, that this paragraph shall not be applicable to any Securities which are not "restricted securities" (as defined in Rule 144 (or any successor thereto) under the Securities Act).

         Your Signature: ______________________________________________
                           (Sign exactly as your name appears on the
                                  other side of this Security)

         Date: __________________________

         Medallion Signature Guarantee: _________________________________

                                  Exhibit B-1

                                    EXHIBIT C

                     FORM OF RESTRICTED COMMON STOCK LEGEND

"THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION),
(1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO PACIFICARE. OR TO ANY SUBSIDIARY THEREOF, OR (B) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT) THAT PRIOR TO SUCH TRANSFER, FURNISHES TO CONTINENTAL TRANSFER COMPANY, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRANSFER AGENT OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1 (F) ABOVE), IT WILL FURNISH TO CONTINENTAL TRANSFER COMPANY, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(F) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO CONTINENTAL TRANSFER COMPANY (OR SUCCESSOR TRANSFER AGENT, AS APPLICABLE) SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(F) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                                  Exhibit C-1

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                                  Exhibit C-2

                                    EXHIBIT D
                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
                           OF RESTRICTED COMMON STOCK

            (TRANSFERS PURSUANT TO SECTION 10.21(B) OF THE INDENTURE)

{NAME AND ADDRESS OF COMMON STOCK TRANSFER AGENT}

         Re: PacifiCare Health Systems, Inc. 3% Convertible Subordinated Debentures due 2032 (the "Securities")

         Reference is hereby made to the Indenture dated as of November __, 2002 (the "Indenture") between PacifiCare Health Systems, Inc. and State Street Bank and Trust Company of California, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Securities and which are held in the name of {name of transferor} (the "Transferor") to effect the transfer of such Common Stock.

         In connection with the transfer of such shares of Common Stock, the undersigned confirms that such shares of Common Stock are being transferred:

         CHECK ONE BOX BELOW

                  (1)[ ]     to the Company; or

                  (2)[ ] pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                  (3)[ ] pursuant to and in compliance with Regulation S under the Securities Act of 1933; or

                  (4)[ ] pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

         Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (3) or (4) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (4) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                  {Name of Transferor},

                                  By     _______________________________________
                                  Name:  _______________________________________
                                  Title: _______________________________________
Dated:

                                   EXHIBIT D-1